PRINCIPAL UNDERWRITING AGREEMENT
                       --------------------------------

                           BETWEEN CONSECO FUND GROUP

                                       AND

                             CONSECO EQUITY SALES, INC.



      THIS PRINCIPAL UNDERWRITING AGREEMENT is entered into as of this 2nd day of January, 1997, by and between Conseco Fund Group (the "Trust"), a Massachusetts business trust, and Conseco (formerly GARCO) Equity Sales, Inc., a Texas corporation (the "Underwriter").


                                   WITNESSETH:

      WHEREAS, the Trust is an open-end management investment company, registered as such pursuant to the provisions of the Investment Company Act of 1940 (the "1940 Act"), and its shares are registered pursuant to the Securities Act of 1933 (the "1933 Act");

      WHEREAS, the Trust consists of the Equity, Asset Allocation and Fixed Income Funds (the "Funds," each a "Fund"), which are diversified series of the Trust operating as open-end management investment companies under the 1940 Act, and are currently divided into Class A and Class Y shares to be offered to individual and institutional investors, respectively;

      WHEREAS, the Underwriter is registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934 (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealer, Inc. ("NASD");

      WHEREAS, the Trust desires to have its Funds' shares sold and distributed through the Underwriter pursuant to the terms and conditions set forth herein; and

      WHEREAS, the Underwriter desires and has agreed to sell and distribute those shares pursuant to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, conditions and agreements contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, mutually agree as follows:

      l. EMPLOYMENT. The Trust hereby employs the Underwriter and the Underwriter hereby accepts employment as the exclusive sales agent for distribution of the shares, other than sales made directly by the Trust without sales charge. The Underwriter agrees to use its best efforts to promote the sale of the shares, but is not obligated to sell any specific number of shares. The Trust agrees to deliver to the Underwriter such shares as it may sell.

      2. INDEPENDENT CONTRACTOR. The Underwriter shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to bind or obligate the Trust in any way, except that the Underwriter is authorized to accept orders for the purchase or repurchase of shares as sales agent of the Trust. The Underwriter may appoint sub-agents or distribute shares through dealers or otherwise, as determined necessary or desirable. It is expressly understood and agreed that the services to be rendered by the Underwriter to the Trust pursuant to the provisions of this Agreement are not to be deemed exclusive with respect to the Underwriter's rendering of services, and the Underwriter shall therefore be free to render similar or different services to others; provided that, its ability to render the services described herein shall not be impaired thereby.

      3. FURNISHING OF INFORMATION. The Trust shall furnish to the Underwriter such information with respect to the Trust, the Funds and the shares as the Underwriter may reasonably request. The Trust shall also furnish such information and take such action as the Underwriter may reasonably request in order to qualify the shares for sale to the public under Blue Sky Laws in jurisdictions in which the Underwriter may wish to offer them. The Trust shall furnish the Underwriter at least annually with audited financial statements of its books and accounts certified by independent public accountants and with such additional financial information as the Underwriter may reasonably request from time to time.

      4. OFFERING PRICE. The shares shall be offered at a price equivalent to their net asset value plus, as appropriate, a variable percentage of the public offering price as a sales load, as set forth in each Fund's Prospectus. On each business day on which the New York Stock Exchange ("NYSE") is open for business, the Trust shall furnish the Underwriter with the net asset value of the shares, which shall be determined and become effective as of the close of business of the NYSE on that day. The net asset value so determined shall apply to all orders for the purchase of shares received by dealers prior to such determination and the Underwriter is authorized in its capacity as agent to accept orders and confirm sales at such net asset value; provided that, such dealers notify the Underwriter of the time when they received the particular order and that the order is placed with the Underwriter prior to its close of business on the day on which the applicable net asset value is determined. To the extent that the Trust's Transfer Agent (the "Agent") and the Custodian(s) for any pension, profit-sharing, employer or self-employed plan receive payments on behalf of the investors, such Agent and Custodian(s) shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value shall be that which is next determined and effective after the time of receipt. In all events, the Underwriter shall forthwith notify all of the dealers comprising its selling group and the Agent and Custodian(s) of the effective net asset value as received from the Trust. Should the Trust at any time calculate the net asset value more frequently than once each business day, procedures comparable to those set forth above shall be followed with respect to such additional price.

      5. PAYMENT OF SHARES. All premiums and any other monies payable upon the sale, distribution, renewal or other transaction involving the shares shall be paid or remitted directly to the Trust which shall retain all such premiums and monies for its own account. The Underwriter acknowledges that all premiums collected by the Underwriter are held in a fiduciary capacity on behalf of the Trust and are to be paid over to the Trust as soon as possible immediately following receipt and collection.

      6. SALES COMMISSION. (a) The Underwriter shall be entitled to receive a sales commission on the sale of shares in the amounts and according to the procedures set forth in each Fund's prospectuses then in effect under the 1933 Act.

            (b) In addition to the payment of the sales commission provided for in (a) above, the Underwriter may also receive reimbursement for expenses or a maintenance or service fee as may be required by and described in a distribution plan adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act.

            (c) The Underwriter may allow appointed sub-agents or dealers such commissions or discounts as deemed advisable, so long as any such commissions or discounts are set forth in the Funds' then current prospectuses to the extent required by the applicable federal and state securities laws.

            (d) It is the sole prerogative of the Trust to establish commission rates to be paid to the Underwriter and the Trust at all times retains an ultimate veto as to commission rates to be paid.

      7. PURCHASES FOR UNDERWRITER'S OWN ACCOUNT. The Underwriter shall not purchase shares for its own account for the purpose of resale to the public, but the Underwriter may purchase shares for its own investment account upon written assurance that the purchase is for investment purposes only and that the shares shall not be resold except through redemption by the Trust.

      8. SALE OF SHARES TO AFFILIATES. The Underwriter may sell the shares at net asset value (plus a varying sales charge as appropriate) pursuant to a uniform offer described in the Funds' current prospectuses to (i) the Trustees, officers and investment adviser of the Trust and to the Underwriter and affiliated companies thereof, (ii) the bona fide, full-time employees or sales representatives of any of the foregoing who have acted as such for at least ninety (90) days, (iii) any trust, pension, profit-sharing or other benefit plan for such persons, or (iv) any other person set forth in the Funds' current prospectuses; provided that, such sales are made in accordance with the rules and regulations of the 1940 Act and upon the written assurance of the purchaser that the purchases are made for investment purposes only, not for the purpose of resale to the public, and that the shares will not be resold except through redemption by the Trust.

      9. ALLOCATION OF EXPENSES. (a) The Trust will pay the following expenses in connection with the sale and distribution of shares of the Funds:

            (i) expenses pertaining to the preparation of audited and certified financial statements to be included in any amendments to the Registration Statements under the 1933 Act and 1940 Act, including any Prospectuses and the Statements of Additional Information included therein;

            (ii) expenses pertaining to the preparation (including legal fees) and printing of all amendments or supplements filed with the Securities and Exchange Commission, including the copies of the Prospectuses and Statements of Additional Information included in the amendments, other than those necessitated by or related to the Underwriter's activities where such amendments or supplements result in expenses which the Trust would not otherwise have incurred;

            (iii) expenses pertaining to the preparation, printing and distribution of any reports or communications, including Prospectuses and Statements of Additional Information, which are sent to existing shareholders;

            (iv)  filing  and  other  fees  to  federal  and  state   securities
      regulatory authorities necessary to register and maintain registration of the shares; and

            (v) expenses of the Agent, including all costs and expenses in connection with the issuance, transfer and registration of the shares, including but not limited to any taxes and other government charges in connection therewith.

            (b) Except to the extent that the Underwriter is entitled to reimbursement under the provisions of any 12b-1 distribution plans, the Underwriter shall pay the following expenses:

            (i) expense of printing additional copies of the Prospectuses and Statements of Additional Information and any amendments or supplements thereto which are necessary to continue to offer shares to the public;

            (ii) expenses pertaining to the preparation (excluding legal fees) and printing of all amendments and supplements to the Registration Statements if the amendment or supplement arises from, is necessitated by or related to the Underwriter's activities where those expenses would not otherwise have been incurred;

            (iii) expenses pertaining to the printing of additional copies, for use by the Underwriter as sales literature, of reports or other communications which have been prepared for distribution to existing shareholders or expenses incurred by the Underwriter in advertising, promoting and selling shares to the public.

      10. CONDUCT OF BUSINESS. Other than currently effective Prospectuses and Statements of Additional Information, the Underwriter shall not issue any sales material or statements except literature or advertising which conforms to the requirements of federal and state securities laws and regulations and have been filed, where necessary, with the appropriate regulatory authorities. The Underwriter shall furnish the Trust with copies of all such material prior to its use and no such material shall be published if the Trust reasonably and promptly objects.

      11. REDEMPTION OR REPURCHASE WITHIN SEVEN DAYS. If shares are tendered to the Trust for redemption or are repurchased by the Trust within seven (7) business days after the Underwriter's acceptance of the original purchase order for the shares, the Underwriter shall immediately refund to the Trust the full amount of any sales commission (net of allowances to dealers or brokers) allowed to the Underwriter on the original sale, and shall promptly, upon receipt thereof, pay to the Trust any refunds from dealers or brokers of the balance of sales commissions realized by the Underwriter. The Trust shall notify the Underwriter of such tender for redemption within ten (10) days of the day on which notice of such tender for redemption is received by the Trust.

      12. SUSPENSION OF SALES. The Trust shall have the ultimate right to cease to offer and issue any shares available to the Underwriter hereunder. The Trust reserves the right at all times to suspend or limit the public offering of the shares upon written notice to the Underwriter and to reject any order in whole or in part.

      13. LIABILITY. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Underwriter, the Underwriter shall not be subject to liability to the Trust or to any of its shareholders for any act or omission in the course of or in connection with rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

      14. TERM OF AGREEMENT. This Agreement shall become effective on the date hereof and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter so long as such continuation is approved at least annually by
(i) the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund(s) and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, with such vote being cast in person at a meeting called for the purpose of voting on such approval.

      15. TERMINATION. This Agreement may be terminated at any time without payment of any penalty (a) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund(s), upon delivery of sixty (60) days' written notice to the Underwriter, or (b) by the Underwriter upon sixty
(60) days' written notice to the Trust. This Agreement shall terminate automatically in the event of any transfer or assignment hereof.

      16. NO WAIVER. The waiver by any party of any breach of or default under any provision or portion of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or default.

      17. SEVERABILITY. The provisions of this Agreement shall be considered severable and if for any reason any provision of this Agreement which is not essential to the effectuation of the basic purpose of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provision of this Agreement which is valid.

      18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

      19. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties pertaining to the subject matter hereof, whether oral or written. This Agreement may only be modified or amended by mutual written agreement of the parties hereto and, as required, upon approval of a majority of the outstanding voting securities of the Fund(s).

      20. DEFINITIONS. For purposes of application and operation of the provisions of this Agreement, the terms "net asset value," "offering price," "investment company," "open-end investment company," "assignment," "principal underwriter," "interested person" and "majority of the outstanding voting securities" shall have the meanings set forth in the 1933 Act and 1940 Act, as applicable, and the rules and regulations promulgated thereunder.

      21. NOTICES. Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the other party at the address such other party may designate from time to time for the receipt of such notices.

      22. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

      23. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.

                                          CONSECO FUND GROUP

ATTEST:                                   By:   /s/ Maxwell E. Bublitz
                                                Maxwell E. Bublitz
      /s/ William P. Latimer                          President
                                                -----------------------
                                                [title]


                                          CONSECO EQUITY SALES, INC.
ATTEST:
                                          By:   /s/ L. Gregory Gloeckner
      /s/ William P. Latimer                          L. Gregory Gloeckner
                                                President
                                                -------------------------
                                                [title]

                              ALLOCATION AGREEMENT


      THIS ALLOCATION AGREEMENT (the "Agreement"), is made as of this 2nd day of January, 1997, by and among:

      CONSECO SERIES TRUST (the "Series Trust"), a registered investment company organized as a Massachusetts business trust on November 15, 1982, with its principal place of business at 11815 North Pennsylvania Street, Carmel, Indiana 46032, on behalf of the Series Trust, its five portfolios, the COMMON STOCK PORTFOLIO, ASSET ALLOCATION PORTFOLIO, GOVERNMENT SECURITIES PORTFOLIO, CORPORATE BOND PORTFOLIO, and MONEY MARKET PORTFOLIO (collectively, the "Portfolios") and all future registered investment companies which are named insureds under a joint fidelity bond as described below and for which Conseco Capital Management, Inc. acts as investment adviser; and

      CONSECO FUND GROUP (the "Fund Group"), a registered investment company established as a Massachusetts business trust on September 24, 1996, with its principal place of business at 11825 North Pennsylvania Street, Carmel, Indiana 46032, on behalf of Conseco Fund Group, its three Funds, the EQUITY FUND, ASSET ALLOCATION FUND, and FIXED INCOME FUND (collectively, the "Funds"), and all future registered investment companies which are named insureds under a joint fidelity bond as described below and for which Conseco Capital Management, Inc. acts as investment adviser.

This Agreement is entered into by the aforementioned parties (collectively, the "Joint Insureds") under the following circumstances:


                               W I T N E S S E T H

      WHEREAS, Section 17(g) of the Investment Company Act of 1940, as amended (the "1940 Act"), authorizes the Securities and Exchange Commission (the "Commission") to require that officers and employees of registered investment companies be bonded against larceny and embezzlement, and the Commission has adopted Rule 17g-1 under the 1940 Act dealing with this subject;

      WHEREAS, the Series Trust, the Portfolios, the Fund Group, and the Funds are named or will be named as joint insureds under the terms of a certain bond or policy of insurance which insures against larceny and embezzlement of officers and employees (the "Fidelity Bond"), a copy of which Fidelity Bond is attached hereto as Exhibit A;

      WHEREAS, the trustees of the Series Trust and the trustees of the Fund Group (collectively, the "Trustees"), including a majority of the Trustees who are not "interested persons" of the Series Trust or the Fund Group, as that term is defined in Section 2(a)(19) of the 1940 Act, have considered all relevant factors, including, but not limited to, the number of the parties named as "joint insureds" under the joint Fidelity Bond, the nature of the business activities of such Joint Insureds, the amount of the joint insured bond, the amount of the premium for such bond, and the ratable allocation of the premium among all parties named as insureds under the joint Fidelity Bond, and have determined that the share of the premium allocated to the Series Trust and the Fund Group is less than the premium each would have had to pay if each had provided and maintained a single insured bond, as required pursuant to paragraph
(e) of Rule 17g-1, and also have determined that it would be in the best interests of (1) the Series Trust and the Portfolios and (2) the Fund Group and the Funds for (1) the Series Trust and the Portfolios and (2) the Fund Group and the Funds, respectively, to be included as covered joint insureds under the joint insured Fidelity Bond, pursuant to the requirements of Rule 17g-1 under the 1940 Act;

      WHEREAS, a majority of the Trustees who are not "interested persons," as that term is defined in Section 2(a)(19) of the 1940 Act, have given due consideration to all factors relevant to the form, amount, and apportionment of premiums and recoveries on such joint insured Fidelity Bond and such Trustees have approved the term and amount of the Fidelity Bond, the portions of the premium payable by each of the Portfolios and Funds, and the manner in which recovery of said Fidelity Bond, if any, shall be shared by and among the parties hereto as set forth; and

      WHEREAS, the Series Trust, the Portfolios, the Fund Group, and the Funds now desire to enter into the agreement required by Rule 17g-1(f) under the 1940 Act to establish the manner in which recovery on said Fidelity Bond, if any, shall be shared.

      NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

      1.    PAYMENT OF PREMIUMS

      Each of the Portfolios and Funds shall pay that percentage of said amount of the premium due under the Fidelity Bond which is derived by a fraction, (i) the denominator of which is the total net assets of all the Portfolios and Funds combined, and (ii) the numerator of which is the total net assets of each such Portfolio or each such Fund individually.

      Each of the Portfolios and each of the Funds agree that the appropriateness of the allocation of said premium will be determined by Conseco Capital Management, Inc. ("CCM") on a monthly basis, subject to approval by the Trustees of both the Fidelity Bond and this Allocation Agreement no less often than annually.

      2.    ALLOCATION OF RECOVERIES

      (a) If more than one of the parties hereto is damaged in a single loss for which recovery is received under the Fidelity Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to indemnify fully such party sustaining a loss.

      (b) If the recovery is inadequate to indemnify fully each such party sustaining a loss, then the recovery shall be allocated among such parties as follows:

            (i) Each such party sustaining a loss shall be allocated an amount equal to the lesser of that party's actual loss or the minimum amount of bond which would be required to be maintained by such party under a single insured bond (determined as of the time of the loss) in accordance with the provisions of Rule 17g-1(d)(l) under the 1940 Act.

            (ii) The remaining portion of the proceeds shall be allocated to each such party sustaining a loss not fully covered by the allocation under subparagraph 2(b)(i), above, in the proportion that each such party's last payment of premium bears to the sum of the last such premium payments of all such parties. If such allocation would result in any party which had sustained a loss receiving a portion of the recovery in excess of the loss actually sustained, such excess portion shall be allocated among the other parties whose losses would not be fully indemnified. The allocation shall bear the same proportion as each such party's last payment of premium bears to the sum of the last premium payments of all parties entitled to receive a share of the excess. Any allocation in excess of a loss actually sustained by any such party shall be reallocated in the same manner.

      3.    OBLIGATION TO MAINTAIN MINIMUM COVERAGE

      (a) Each of the Portfolios and each of the Funds represents and warrants to each of the other parties hereto that the minimum amount of coverage required of each such Portfolio and each such Fund, respectively, shall be determined as of the date hereof pursuant to the schedule set forth in paragraph (d)(l) of Rule 17g-1 under the 1940 Act. The parties hereto agree that CCM will determine, no less frequently than at the end of each calendar quarter, the minimum amount of coverage which would be required of each of the Portfolios and each of the Funds by Rule 17g-1(d)(l) if a determination with respect to the adequacy of the coverage were currently being made.

      (b) In the event that the total amount of the minimum coverages thus determined exceeds the amount of coverage of the then-effective Fidelity Bond, the Trustees will be notified and will determine whether it is necessary or appropriate to increase the total amount of coverage of the Fidelity Bond to an amount not less than the total amount of such minimums, or to secure such excess coverage for one or more of the parties hereto, which, when added to the total coverage of the Fidelity Bond, will equal an amount of such minimums.

      (c) Unless either or both the Series Trust and the Fund Group elects to terminate this Agreement (pursuant to Paragraph 4, below) and the Series Trust's and the Fund Group's respective participation in a joint-insured bond, each Portfolio and each Fund agrees to pay the Portfolio's and the Fund's respective fair portion of the new or additional premium (taking into account all of the then-existing circumstances).

      4.    PRIOR AGREEMENTS; TERMINATION

      This Agreement shall supersede all prior agreements relating to an allocation of premium on any joint insured bond and shall apply to the present Fidelity Bond coverage and any renewal or replacement thereof. This Agreement shall continue until terminated by any party hereto upon the giving of not less than sixty (60) days notice to the other parties hereto in writing.

      5.    LAW GOVERNING

      This Agreement is governed by the laws of the State of Indiana (without reference to such state's conflict of law rules).

      6.    COUNTERPARTS

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

      7.    AMENDMENT, MODIFICATION, AND WAIVER

      No term or provision of this Agreement may be amended, modified, or waived without the affirmative vote or action by written consent of each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed by their duly-authorized officers as of the date first above written.

ATTEST:                                   CONSECO SERIES TRUST

By:   /s/ William P. Latimer              By:   /s/ Maxwell E. Bublitz
      ------------------------                  --------------------------
Name: William P. Latimer                        [Name] Maxwell E. Bublitz
Title:   Secretary                              [Position]  President


ATTEST:                                   CONSECO SERIES TRUST  on behalf of
                                            the PORTFOLIOS of CONSECO SERIES
                                            TRUST

By:   /s/ William P. Latimer              By:   /s/ Maxwell E. Bublitz
      ------------------------                  --------------------------
Name: William P. Latimer                        [Name] Maxwell E. Bublitz
Title:   Secretary                              [Position]  President


ATTEST:                                   CONSECO FUND GROUP

By:   /s/ William P. Latimer              By:   /s/ Maxwell E. Bublitz
      ------------------------                  --------------------------
Name: William P. Latimer                        [Name] Maxwell E. Bublitz
Title:      Secretary                           [Position]  President


ATTEST:                                   CONSECO FUND GROUP on behalf of the
                                            FUNDS of CONSECO FUND GROUP

By:   /s/ William P. Latimer              By:   /s/ Maxwell E. Bublitz
      ------------------------                  --------------------------
Name: William P. Latimer                        [Name] Maxwell E. Bublitz
Title:      Secretary                           [Position]  President




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